UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 2, 2017

GOVERNMENT PROPERTIES INCOME TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-34364	26-4273474
(Commission File Number)	(IRS Employer Identification No.)

Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts	02458-1634
(Address of Principal Executive Offices)	(Zip Code)

617-219-1440

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

In this Current Report on Form 8-K, the term “the Company” refers to Government Properties Income Trust.

Item 2.01.  Completion of Acquisition or Disposition of Assets.

On October 2, 2017, the Company completed the merger transactions contemplated by that certain Agreement and Plan of Merger, or the Merger Agreement, dated as of June 27, 2017, by and among the Company, two of the Company’s wholly owned subsidiaries, GOV NEW OPPTY REIT, a Maryland real estate investment trust, or REIT Merger Sub, and GOV NEW OPPTY LP, a Delaware limited partnership, or Partnership Merger Sub, First Potomac Realty Trust, a Maryland real estate investment trust, or FPO, and its operating partnership and majority owned subsidiary, First Potomac Realty Investment Limited Partnership, a Delaware limited partnership, or FPO LP.  Pursuant to the Merger Agreement: (i) upon effectiveness of the Partnership Merger, or the Partnership Merger Effective Time, Partnership Merger Sub merged with and into FPO LP, with FPO LP as the surviving entity under the name GOV NEW OPPTY LP, such merger, the Partnership Merger, and, such entity, the Surviving LP; and (ii) immediately following the Partnership Merger Effective Time the REIT merger was completed, and upon effectiveness of the REIT Merger, or the REIT Merger Effective Time, FPO merged with and into REIT Merger Sub, with REIT Merger Sub as the surviving entity under the name GOV NEW OPPTY REIT, or the REIT Merger, and, together with the Partnership Merger, the Mergers.

Pursuant to the Merger Agreement: (i) at the REIT Merger Effective Time, each common share of beneficial interest of FPO, par value $0.001 per share, issued and outstanding immediately prior to the REIT Merger Effective Time was converted into the right to receive an amount equal to $11.15 in cash, without interest, or the REIT Per Share Merger Consideration; and (ii) at the Partnership Merger Effective Time, each unit of limited partnership interests in FPO LP issued and outstanding immediately prior to the Partnership Merger Effective Time was converted into the right to receive an amount in cash equal to the REIT Per Share Merger Consideration, without interest, or the Partnership Per Unit Merger Consideration, except that, prior to the closing of the Partnership Merger, certain holders of FPO LP limited partnership interests elected, in lieu of the Partnership Per Unit Merger Consideration, to have such holders’ units of limited partnership interests in FPO LP converted into an equal number of units of preferred limited partnership interests in the Surviving LP.

The aggregate value of the consideration paid in the Mergers was approximately $1.4 billion, including approximately $652 million in cash, the repayment of approximately $493 million of FPO debt, the assumption of approximately $168 million of FPO mortgage debt and the payment of certain transaction fees and expenses, net of FPO cash on hand. The consideration was funded in part with approximately $560 million of borrowings under the Company’s existing $750 million unsecured revolving credit facility.

The foregoing description of the Merger Agreement is not complete and is subject to and qualified in its entirety by reference to the Merger Agreement, a copy of which was previously filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission, or the SEC, on June 28, 2017, which is incorporated herein by reference.

Item 7.01.  Regulation FD Disclosure.

On October 2, 2017, the Company issued a press release announcing the closing of the Mergers. A copy of that press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(a)           Financial Statements of Business Acquired

The audited consolidated financial statements of FPO and its subsidiaries comprising the consolidated balance sheets as of December 31, 2016 and 2015 and the consolidated statements of operations, consolidated statements of comprehensive income (loss), consolidated statements of equity and consolidated statements of cash flows for the years ended December 31, 2016, 2015 and 2014 and the notes related thereto, and the related financial statement schedule, were previously filed as Exhibit 99.4 to the Company’s Current Report on Form 8-K filed with the SEC on June 28, 2017 and are incorporated by reference herein. The unaudited condensed consolidated financial statements of FPO and its subsidiaries comprising the consolidated balance sheet as of March 31, 2017 and the consolidated statements of operations, consolidated statements of comprehensive income (loss) and consolidated statements of cash flows for the three months ended March 31, 2017 and 2016 and the notes related thereto were previously filed as Exhibit 99.5 to the Company’s Current Report on Form 8-K filed with the SEC on June 28, 2017 and are incorporated by reference herein.

(b)           Pro Forma Financial Information

The Company’s unaudited pro forma condensed consolidated balance sheet as of March 31, 2017 and the Company’s unaudited pro forma condensed consolidated statements of income for the year ended December 31, 2016 and the three months ended March 31, 2017 and the notes related thereto were previously filed as Exhibit 99.6 to the Company’s Current Report on Form 8-K filed with the SEC on June 30, 2017.

(d)	Exhibits

99.1	Press Release dated October 2, 2017. (Furnished herewith.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOVERNMENT PROPERTIES INCOME TRUST

By:	/s/ Mark L. Kleifges
Name:	Mark L. Kleifges
Title:	Chief Financial Officer and Treasurer

Dated:  October 2, 2017